Luminent Mortgage Trust 2006-1

                Mortgage Pass-Through Certificates, Series 2006-1


                                Final Term Sheet


                           $558,838,100 (Approximate)

                                   CWMBS, Inc.
                                    Depositor

                         Luminent Mortgage Capital, Inc.
                                     Sponsor

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                Mortgage Pass-Through Certificates, Series 2006-1

           Distributions payable monthly, beginning February 27, 2006

                             -----------------------

The following classes of certificates are being offered pursuant to this free writing prospectus:

------------------------------------------------------------------------------------------------------------------
                        Initial Class                                          Initial Class
                         Certificate                                            Certificate
                    Balance/Initial Class    Pass-Through                  Balance/Initial Class     Pass-Through
                     Notional Amount(1)         Rate(2)                      Notional Amount(1)         Rate(2)
------------------------------------------------------------------------------------------------------------------
Class A-1              $   310,241,000         Floating      Class A-R        $            100         Variable
------------------------------------------------------------------------------------------------------------------
Class A-2              $   129,267,000         Floating      Class M          $     19,588,000         Floating
------------------------------------------------------------------------------------------------------------------
Class A-3              $    77,561,000         Floating      Class B-1        $     13,251,000         Floating
------------------------------------------------------------------------------------------------------------------
Class X                $   576,121,724 (3)     Variable      Class B-2        $      8,930,000         Floating
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------


(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates, the index on which they are based and their initial ratings, in the tables under "Summary -- Description of the Certificates" beginning on page 5 of this free writing prospectus.

(3) The Class X Certificates will consist of two interest-only components and two principal-only components. The initial aggregate component notional amount with respect to the interest-only components is set forth in the table and is not included in the aggregate principal amount of all certificates offered.


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

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                                     Summary

Issuing Entity

Luminent Mortgage Trust 2006-1, a common law trust formed under the laws of the State of New York.

Depositor

CWMBS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation. Its address is 4500 Park Granada, Calabasas, California 91302 and its telephone number is (818) 225-3000. CWMBS, Inc. is an affiliate of Countrywide Home Loans, Inc., the originator of the mortgage loans.

Sponsor

Luminent Mortgage Capital, Inc., a Maryland corporation and real estate investment trust having common stock traded on the New York Stock Exchange under the trading symbol "LUM."

Seller

Maia Mortgage Finance Statutory Trust, an indirect wholly-owned subsidiary of the sponsor, will sell the mortgage loans to the depositor. The seller acquired the mortgage loans from the originator.

Originator

Countrywide Home Loans, Inc., a New York corporation, is the originator of the mortgage loans. Countrywide Home Loans, Inc. is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York.

Pooling and Servicing Agreement

The pooling and servicing agreement among the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

The later of January 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Supplemental Mortgage Loans:

The later of the first day of the month of the related supplemental transfer date and the origination date of that supplemental mortgage loan (referred to as the supplemental cut-off date).

Closing Date

On or about January 26, 2006.

Pre-Funding

On the closing date, the depositor may elect to deposit an amount of up to 25% of the initial certificate principal balance of the offered certificates in a pre-funding account (referred to as the pre-funded amount).

Pre-Funded Amount:

Any pre-funded amount shall not exceed 25% of the initial certificate principal balance of the offered certificates.

Funding Period:

If the depositor elects to deposit a pre-funded amount on the closing date, the funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) February 28, 2006.

Use of Pre-Funded Amount:

If the depositor elects to deposit a pre-funded amount on the closing date, the pre-funded amount is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

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

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Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the offered certificates on or prior to the February 2006 distribution date, the depositor will make or will cause to be made interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage loans will consist of 30 year conventional, adjustable rate, negative amortization mortgage loans secured by first liens on one-to-four family residential properties. The mortgage rate on each mortgage loan has an introductory fixed period of one or three months after origination. Thereafter, the interest rate on each mortgage loan adjusts monthly based on a specified index, but the scheduled monthly payments on the mortgage loans adjust annually.

The statistical information presented in this free writing prospectus is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the initial mortgage loans that will be delivered on the closing date. However, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the initial mortgage loans. Any addition or substitution will not result in a material difference in the mortgage pool to be delivered on the closing date although the initial cut-off date information regarding the actual initial mortgage loans may vary somewhat from the information regarding the initial mortgage loans.

As of the initial cut-off date, the initial mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance                   $566,564,428

Geographic Concentrations in excess
   of 10%:

   California                                           61.46%

   Florida                                              12.09%

Weighted Average Original LTV                           75.18%

Weighted Average Current Mortgage Rate                  3.371%

Range of Current Mortgage Rates                    1.000% to 8.500%

Average Current Principal Balance                     $419,367

Range of Current Principal Balances                   $40,000 to
                                                      $2,000,000

Weighted Average Remaining Term to
   Stated Maturity                                    360 months

Weighted Average FICO Score                              700

Weighted Average Gross Margin                           3.209%

Weighted Average Maximum Mortgage Rate                  9.962%

Weighted Average Minimum Mortgage Rate                  3.210%

Weighted Average Maximum Negative Amortization          114.93%

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Description of the Certificates

The issuing entity will issue 12 classes of certificates, 8 of which are offered by this free writing prospectus:

                            Initial
                       Class Certificate
                     Balance/Initial Class                                   Initial Rating       Initial Rating
        Class         Notional Amount (1)               Type                  (Moody's) (2)          (S&P) (2)
-------------------  ---------------------  ----------------------------     --------------       --------------
 Offered Certificates

 Class A-1              $    310,241,000    Senior/Floating Pass-Through           Aaa                  AAA
                                                Rate/Super Senior

 Class A-2              $    129,267,000    Senior/Floating Pass-Through           Aaa                  AAA
                                             Rate/Super Senior/Support

 Class A-3              $     77,561,000    Senior/Floating Pass-Through           Aaa                  AAA
                                                  Rate/Support

 Class X                $576,121,724 (3)    Senior/Variable Pass-Through           Aaa                  AAA
                                                 Rate/Component

 Class A-R              $            100    Senior/Variable Pass-Through           Aaa                  AAA
                                                  Rate/Residual

 Class M                $     19,588,000        Subordinate/Floating               Aa2                  AA
                                                 Pass-Through Rate

 Class B-1              $     13,251,000        Subordinate/Floating               A2                    A
                                                 Pass-Through Rate

 Class B-2              $      8,930,000        Subordinate/Floating              Baa2                  BBB
                                                 Pass-Through Rate

 Non-Offered Certificates(4)

 Class B-3              $      7,202,000        Subordinate/Floating
                                                 Pass-Through Rate

 Class B-4              $      5,761,000        Subordinate/Floating
                                                 Pass-Through Rate

 Class B-5              $      4,320,724        Subordinate/Floating
                                                 Pass-Through Rate

 Class P                $        100 (5)             Prepayment

-------------------

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) Solely for purposes of determining distributions of principal and interest and the allocation of realized losses and net deferred interest on the mortgage loans, the Class X Certificates will be comprised of four components: two interest-only components (referred to as the "Class X IO-1 Component" and the "Class X IO-2 Component"); and two principal-only components (referred to as the "Class X PO-1 Component" and the "Class X PO-2 Component").

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                                       5

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     IO Components. The Class X IO-1 and Class X IO-2 Components are notional amount, interest-only components that will not have component principal balances. The "component notional amount" of the Class X IO-1 Component for the interest accrual period related to each distribution date will be equal to the sum of (a) the aggregate class certificate balance of the Class A-1, Class A-2 and Class A-3 Certificates immediately prior to that distribution date and (b) the component principal balance of the Class X PO-1 Component immediately prior to that distribution date. The "component notional amount" of the Class X IO-2 Component for the interest accrual period related to each distribution date will be equal to the sum of (a) the excess, if any, of the aggregate stated principal balance of the mortgage loans as of the first day of the related due period over the aggregate class certificate balance of the senior certificates (including for this purpose both principal-only components of the Class X Certificates) immediately prior to that distribution date and (b) the component principal balance of the Class X PO-2 Component immediately prior to that distribution date. The initial aggregate component notional amount of the Class X IO-1 and Class X IO-2 Components is shown in the table above.

     PO Components. The Class X PO-1 and Class X PO-2 Components will each have a component principal balance (initially, zero) that will increase depending on the amount of net deferred interest allocated to the corresponding interest-only component of the Class X Certificates, as described under "Description of the Certificates--Interest" in this free writing prospectus. The "component principal balance" of a PO Component will be reduced by all amounts actually distributed as principal on that component and all realized losses applied in reduction of principal on that component on all prior distribution dates and will be increased by amounts allocated as subsequent recoveries to that component as described under "Description of the Certificates - Calculation of Class Certificate Balance." The class certificate balance, if any, of the Class X Certificates will equal the aggregate component principal balance of the Class X PO-1 and Class X PO-2 Components.

(4) The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(5) The Class P Certificates are entitled to receive all prepayment charges received in respect of the mortgage loans and are not entitled to any other distributions. The Class P Certificates will also be assigned a notional amount equal to the stated principal balance of the mortgage loans as of their respective cut-off dates.

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                                       6

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The certificates also will have the following characteristics:

                 Pass-Through Rate     Pass-Through Rate
                      Before                 After                                         Interest
                     Optional               Optional                                        Accrual
    Class      Termination Date (1)   Termination Date (1)        Accrual Period          Convention
-------------  --------------------   --------------------      ------------------      ---------------
Offered
Certificates
Class A-1         LIBOR + 0.240%         LIBOR + 0.480%          25th to 24th (2)       Actual/360 (3)
Class A-2         LIBOR + 0.320%         LIBOR + 0.640%          25th to 24th (2)       Actual/360 (3)
Class A-3         LIBOR + 0.380%         LIBOR + 0.760%          25th to 24th (2)       Actual/360 (3)
Class X                 (6)                   (6)               calendar month (4)        30/360 (5)
Class A-R               (7)                   (7)               calendar month (4)        30/360 (5)
Class M           LIBOR + 0.580%         LIBOR + 0.870%          25th to 24th (2)       Actual/360 (3)
Class B-1         LIBOR + 1.150%         LIBOR + 1.725%          25th to 24th (2)       Actual/360 (3)
Class B-2         LIBOR + 2.000%         LIBOR + 2.000%          25th to 24th (2)       Actual/360 (3)

Non-Offered
Certificates
Class B-3         LIBOR + 2.000%         LIBOR + 2.000%          25th to 24th (2)       Actual/360 (3)
Class B-4         LIBOR + 2.000%         LIBOR + 2.000%          25th to 24th (2)       Actual/360 (3)
Class B-5         LIBOR + 2.000%         LIBOR + 2.000%          25th to 24th (2)       Actual/360 (3)
Class P                 (8)                   (8)                       N/A                   N/A

----------------
(1) The pass-through rates on the LIBOR Certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates -- Determination of LIBOR." The cap will be the Net WAC Cap which is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) equal to a fraction, expressed as a percentage,
     (1) the numerator of which is equal to the product of (A) 12 multiplied by
     (B) the sum of (i) the amount of interest which accrued on the mortgage loans in the prior calendar month (after giving effect to principal prepayments) at their adjusted net mortgage rates and (ii) any amounts withdrawn from the capitalized interest account, if any, for such distribution date and (2) the denominator of which is equal to the sum of
     (i) the aggregate principal balance of the mortgage loans as of the first day of the month preceding the month in which such distribution date occurs, after giving effect to principal prepayments received during the related prepayment period and (ii) the amounts on deposit in the pre-funding account.

(2) The interest accrual period for any distribution date will be the period commencing on the distribution date in the month prior to the month in which that distribution date occurs (or the closing date, in the case of the first distribution date) and ending on the day immediately prior to that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360-day year and the actual number of days that elapsed in the accrual period.

(4) The interest accrual period for any distribution date will be the calendar month before the distribution date.

(5) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30-day months.

(6) The Class X Certificates will be entitled to receive on each distribution date interest distributable on the Class X IO-1 and Class X IO-2 Components (based upon their respective component notional amounts) after the payment of any applicable carryover shortfall amounts on such distribution date.

     The pass-through rate for the Class X IO-1 Component for the interest accrual period related to each distribution date will be a per annum rate equal to the excess, if any, of (a) the Net WAC Cap (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months), over (b) the weighted average of the pass-through rates of the Class A-1, Class A-2 and Class A-3 Certificates and the Class X PO-1 Component for that distribution date (weighted on the basis of the respective class certificate balances of the Class A-1, Class A-2 and Class A-3 Certificates and the component principal balance of the Class X PO-1 Component and adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months).

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                                       7

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     The pass-through rate for the Class X IO-2 Component for the interest accrual period related to each distribution date will be a per annum rate equal to the excess, if any, of (a) the Net WAC Cap (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months), over (b) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X PO-2 Component as a class of subordinated certificates for this purpose) for that distribution date (weighted on the basis of the respective class certificate balances of the subordinated certificates and the component principal balance of the Class X PO-2 Component and adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months).

(7) The pass-through rate for the Class A-R Certificates for the interest accrual period related to each distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

(8)  The Class P Certificates do not bear interest.


Designations

We sometimes use the following designations to refer to the specified classes of certificates or components in order to aid your understanding of the offered certificates.

        Designation           Classes of Certificates
-------------------------   ----------------------------
   Senior Certificates      Class A-1, Class A-2, Class
                            A-3, Class X and Class A-R
                                   Certificates

Subordinated Certificates       Class M and Class B
                                   Certificates

   LIBOR Certificates       Class A-1, Class A-2, Class
                             A-3, Class M and Class B
                                   Certificates

  Class B Certificates         Class B-1, Class B-2,
                             Class B-3, Class B-4 and
                              Class B-5 Certificates

  Offered Certificates      Senior Certificates, Class
                            M, Class B-1 and Class B-2
                                   Certificates

      IO Components          Class X IO-1 and Class X
                                  IO-2 Components

      PO Components          Class X PO-1 and Class X
                                  PO-2 Components

Record Date

LIBOR Certificates:

The business day immediately preceding a distribution date, or if the LIBOR Certificates are no longer book-entry certificates, the last business day of the calendar month preceding the month of that distribution date.

Class A-R and Class X Certificates:

The last business day of the month preceding the month of the distribution date.

Denominations

Offered Certificates other than the Class X and Class A-R Certificates:

$25,000 and multiples of $1,000.

Class X Certificates:

$100,000 (Notional Amount) and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer.

Distribution Dates

Beginning on February 27, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

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                                       8
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Last Scheduled Distribution Date

The last scheduled distribution date for the certificates is the distribution date in April 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

Interest Payments

The related accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 7.

On each distribution date, to the extent funds are available, each class of certificates or the related components will be entitled to receive:

o interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or component notional amount, as applicable, immediately prior to that distribution date; and

o     any interest remaining unpaid from prior distribution dates; less

o any net deferred interest allocated to that class or component for that distribution date; less

o any net interest shortfalls allocated to that class or component for that distribution date.

The Class X PO-1 and Class X PO-2 Components do not bear interest.

Net Deferred Interest:

For any distribution date, the amount of the net deferred interest on the mortgage loans that will be allocated to the certificates will equal the excess, if any, of:

o the interest deferred on the mortgage loans from the previous due date to the due date related to that distribution date, over

o the amount of principal prepayments and subsequent recoveries received on the mortgage loans during the prepayment period and due period related to that distribution date (this amount is referred to as the "net deferred interest").

The net deferred interest for a distribution date allocated to a class of certificates or the related components, generally will equal to the excess, if any, of:

o the accrued interest on the class of certificates or the related component at its pass-through rate during the interest accrual period related to that distribution date, over

o the amount of interest that would have accrued if the pass-through rate for that class of certificates or related component was equal to the adjusted cap rate for that class or component and distribution date, in each case not to exceed the interest entitlement for that class or component for that distribution date.

The amount of net deferred interest allocated to a class of certificates or the related components will be added to the class certificate balance of the class or in the case of the class of Class X IO-1 and Class X IO-2 Components, to the component principal balance of the Class X PO-1 and Class X PO-2 Components, respectively.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates or the related components will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

o     prepayments on the mortgage loans; and

o reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior classes and components and subordinate classes entitled to receive distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the certificates and components in the order described below under "-- Priority of

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                                       9
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Distributions Among Certificates", interest will be distributed on each class of certificates and components of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and components will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

Carryover Shortfall Amount:

If the pass-through rate on a class of LIBOR Certificates for the interest accrual period related to a distribution date is limited by the net WAC cap, any resulting interest shortfall (referred to as a "carryover shortfall amount") may be paid on that distribution date or on future distribution dates from amounts otherwise distributable as interest on the IO Components of the Class X Certificates as described below under "--Priority of Distributions."

Principal Payments

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, the portion of principal collections are allocated to the senior certificates as set forth below, and any remainder is allocated to the subordinated certificates:

o in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the principal balance of the mortgage loans; and

o in the case of net principal prepayments, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the tenth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

o no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied; and

o if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied (referred to as the "two-times test"), the senior prepayment percentage will step down prior to the tenth anniversary of the closing date, and will be a smaller percentage than would be the case if the two-times test were not met.

Principal will be distributed on each class or component of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The IO Components are not entitled to receive any principal distributions.

Amounts Available for Distributions on the Certificates

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

o all scheduled installments of interest (net of the related expense fees and, for the avoidance of doubt, after taking into account reductions due to deferred interest on the mortgage loans) and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

o net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure, sale or otherwise, during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

o     subsequent recoveries with respect to the mortgage loans;

o partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayments (other than

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      certain excess amounts payable to the master servicer) and the compensating interest;

o any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the sponsor or originator or purchased by the master servicer during the applicable period; and

o the amount (if any) remaining on deposit in the pre-funding account following the end of the pre-funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

o the master servicing fee and additional servicing compensation (as described in this free writing prospectus under "Servicing of Mortgage Loans-- Servicing Compensation and Payment of Expenses" and "Description of the Certificates --Priority of Distributions Among Certificates") due to the master servicer;

o     the trustee fee due to the trustee;

o     lender paid mortgage insurance premiums, if any;

o the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

o all prepayment charges (which are distributable only to the Class P Certificates); and

o all other amounts for which the depositor or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans, as described under "Servicing of Mortgage Loans--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans as described under "Description of the Certificates --Priority of Distributions Among Certificates".

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Distributions

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

o to interest on the classes of senior certificates and components, pro rata, based on their respective interest entitlements; provided, that amounts distributable to the Class X IO-1 and Class X IO-2 Components (after allocation of net deferred interest on the Class X IO-1 and Class X IO-2 Components) will first be deposited into the carryover shortfall reserve fund;

o to principal of the classes of senior certificates and components then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

o to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below;

o from amounts on deposit in the carryover shortfall reserve fund, as described below; and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

o     from any remaining available amounts, to the Class A-R Certificates.

Carryover Shortfall Reserve Fund

On each distribution date, all amounts distributable as interest to the Class X IO-1 Component will be deposited in the carryover shortfall reserve fund and will be distributed, sequentially, as follows:

o concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates to pay carryover shortfall amounts of each class, based upon the amount of any carryover shortfall amounts with respect to those classes of certificates; and

o     any remaining amounts, to the Class X Certificates.

On each distribution date, all amounts distributable as interest to the Class X IO-2 Component will be deposited in the carryover shortfall reserve fund and will be distributed, sequentially, as follows:

o concurrently, to the Class M, Class B-1 and Class B-2 Certificates to pay carryover shortfall amounts of each class, based upon the amount of any carryover shortfall amounts with respect to those classes of certificates;

o sequentially, to the Class B-3, Class B-4 and Class B-5 Certificates to pay carryover shortfall amounts of each class, based upon the amount of any carryover shortfall amounts with respect to those classes of certificates to pay carryover shortfall amounts of each class, in order of their seniority; and

o     any remaining amounts, to the Class X Certificates.

Holders of the Class X Certificates will not be entitled to reimbursement for any amount in respect of interest otherwise payable to the Class X IO-1 and Class X IO-2 Components that is used to pay carryover shortfall amounts on other classes of certificates and that is not paid to the Class X Certificates.

Additionally, on the closing date the depositor will cause to be deposited in the carryover shortfall reserve fund an amount expected to be sufficient to cover any carryover shortfall amounts on the offered certificates for the first distribution date, which amount will be distributed:

o concurrently, to the senior certificates, pro rata, based upon the amount of any carryover shortfall amounts with respect to those classes of certificates for that distribution date, and

o sequentially, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the highest distribution priority; and

o     to the sponsor.

Principal

On each distribution date, the principal amount will be distributed as described above under "--Priority of Distributions Among Certificates" as principal first with respect to the classes of senior certificates (or with respect to the Class X Certificates, the related PO Components) in an amount up to the senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

o to the Class A-R Certificates, until its class certificate balance is reduced to zero; and

o concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates and the Class X PO-1 and Class X PO-2 Components, pro rata, until their respective class certificate balances or component principal balances, as applicable, are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance, as applicable); provided, that if the applicable credit support percentage of a class or

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

classes (other than the class of subordinated certificates with the highest distribution priority outstanding at the time) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of the net prepayments. Instead, the portion of the net prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, as applicable, and distributed in the sequential order described above.

Allocation of Realized Losses

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated in the following order or priority:

o to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority, until their respective class certificate balances are reduced to zero, and

o to the senior certificates (including the Class X Certificates), pro rata, until their respective class certificate balances are reduced to zero; provided, however, that any realized losses allocated to the Class A-1, Class A-2 and Class A-3 Certificates, will be allocated first, to the Class A-3 Certificates, until its class certificate balance is reduced to zero, then to the Class A-2 Certificates, until its class certificate balance is reduced to zero, and then, to the Class A-1 Certificates, until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of net deferred interest and realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

Credit Enhancement

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the IO Components of the Class X Certificates) in accordance with the priorities set forth above under "-- Allocation of Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates' pro rata percentage interest in the mortgage loans). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

mortgage loans. These cash advances in respect of principal and interest on the mortgage loans will be limited to the minimum scheduled payment due from the related mortgagor. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The originator or sponsor may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan. Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

The master servicer may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third parties, if the master servicer reasonably believes that such sale would maximize proceeds to the certificateholders in the aggregate (on a present value basis) with respect to that mortgage loan.

The purchase price for any mortgage loans repurchased or purchased by the originator or the sponsor or the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

The sponsor will have a special right of foreclosure with respect to certain delinquent mortgage loans. Upon the occurrence of certain delinquencies on a mortgage loan, if the sponsor timely and affirmatively acts, then it will instruct the master servicer to hire three appraisal firms identified in the pooling and servicing agreement to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a "fair value price"), in each case no later than 30 days from the date of the sponsor's action. Subject to certain provisions in the pooling and servicing agreement, the sponsor will, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the highest of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon.

Optional Termination

The sponsor may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the closing date mortgage loans as of the initial cut-off date and the amount deposited in the pre-funding account on the closing date.

Tax Status

For federal income tax purposes, the issuing entity (exclusive of the assets in the carryover shortfall reserve fund, the pre-funding account and the capitalized interest account) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The LIBOR Certificates will also represent rights to receive carryover shortfall amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of the benefit plan, so long as certain conditions are met.

Legal Investment

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

--------------------------------------------------------------------------------

                             INITIAL MORTGAGE LOANS

                                  Loan Program

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
                                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Loan Program                               Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
------------                             --------- ------------ -------- --------------- --------  ---------- -------- -------------
One-Year MTA..........................    1,351    $566,564,428  100.00%    419,367        3.371        360      700        75.2
                                          -----    ------------  -------
  Total ..............................    1,351    $566,564,428  100.00%
                                          =====    ============  =======

                   Current Mortgage Loan Principal Balances(1)

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
Range of                                  Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Current Mortgage                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Loan Principal Balances ($)                Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
0.01 - 50,000.00 .....................        2    $     82,221    0.01%      41,110       5.226      359       658        85.1
50,000.01 - 100,000.00 ...............       41       3,518,172    0.62       85,809       4.830      359       701        79.5
100,000.01 - 150,000.00 ..............       93      11,836,155    2.09      127,270       3.987      359       694        75.9
150,000.01 - 200,000.00 ..............      134      23,398,605    4.13      174,616       3.870      359       692        76.6
200,000.01 - 250,000.00 ..............      106      23,848,594    4.21      224,987       4.056      359       686        75.6
250,000.01 - 300,000.00 ..............      105      28,999,194    5.12      276,183       3.412      360       681        75.5
300,000.01 - 350,000.00 ..............      121      39,366,145    6.95      325,340       3.425      360       686        75.3
350,000.01 - 400,000.00 ..............      164      62,138,157   10.97      378,891       3.511      360       693        77.7
400,000.01 - 450,000.00 ..............      117      50,299,457    8.88      429,910       3.622      359       700        77.0
450,000.01 - 500,000.00 ..............       96      45,459,945    8.02      473,541       2.675      360       700        74.9
500,000.01 - 550,000.00 ..............       83      43,642,786    7.70      525,817       3.661      360       701        77.6
550,000.01 - 600,000.00 ..............       74      42,549,805    7.51      574,997       3.275      360       710        78.9
600,000.01 - 650,000.00 ..............       61      38,729,723    6.84      634,913       3.210      360       707        75.7
650,000.01 - 700,000.00 ..............       17      11,525,269    2.03      677,957       2.365      360       718        75.0
700,000.01 - 750,000.00 ..............       16      11,661,987    2.06      728,874       2.846      360       709        71.3
750,000.01 - 1,000,000.00 ............       81      73,397,827   12.95      906,146       3.294      359       712        70.7
1,000,000.01 - 1,500,000.00 ..........       31      39,672,933    7.00    1,279,772       2.912      360       708        73.6
1,500,000.01 - 2,000,000.00 ..........        9      16,437,453    2.90    1,826,384       3.732      359       688        65.3
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

-------------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans was approximately $419,367.

                           Original Principal Balances

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
Range of                                  Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Original Principal Balances              Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
($)                                        Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
0.01 - 50,000.00 .....................        2    $     82,221    0.01%      41,110       5.226      359       658        85.1
50,000.01 - 100,000.00 ...............       42       3,618,228    0.64       86,148       4.873      359       700        79.5
100,000.01 - 150,000.00 ..............       92      11,736,099    2.07      127,566       3.967      360       694        75.9
150,000.01 - 200,000.00 ..............      135      23,604,483    4.17      174,848       3.892      359       693        76.6
200,000.01 - 250,000.00 ..............      105      23,642,716    4.17      225,169       4.035      359       685        75.6
250,000.01 - 300,000.00 ..............      106      29,299,330    5.17      276,409       3.459      360       681        75.6
300,000.01 - 350,000.00 ..............      120      39,066,009    6.90      325,550       3.390      360       686        75.2
350,000.01 - 400,000.00 ..............      164      62,138,157   10.97      378,891       3.511      360       693        77.7
400,000.01 - 450,000.00 ..............      117      50,299,457    8.88      429,910       3.622      359       700        77.0
450,000.01 - 500,000.00 ..............       96      45,459,945    8.02      473,541       2.675      360       700        74.9
500,000.01 - 550,000.00 ..............       82      43,093,099    7.61      525,526       3.624      360       701        77.9
550,000.01 - 600,000.00 ..............       75      43,099,492    7.61      574,660       3.317      360       710        78.6
600,000.01 - 650,000.00 ..............       61      38,729,723    6.84      634,913       3.210      360       707        75.7
650,000.01 - 700,000.00 ..............       17      11,525,269    2.03      677,957       2.365      360       718        75.0
700,000.01 - 750,000.00 ..............       16      11,661,987    2.06      728,874       2.846      360       709        71.3
750,000.01 - 1,000,000.00 ............       81      73,397,827   12.95      906,146       3.294      359       712        70.7
1,000,000.01 - 1,500,000.00 ..........       31      39,672,933    7.00    1,279,772       2.912      360       708        73.6
1,500,000.01 - 2,000,000.00 ..........        9      16,437,453    2.90    1,826,384       3.732      359       688        65.3
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

                  State Distribution of Mortgaged Properties(1)

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
                                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
State                                      Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
Arizona ..............................       52    $ 14,990,976    2.65%     288,288       4.368      359       707        72.2
California ...........................      706     348,185,360   61.46      493,180       3.385      360       698        74.9
Colorado .............................       14       6,995,866    1.23      499,705       2.506      360       727        71.7
Connecticut ..........................        6       1,676,736    0.30      279,456       3.243      360       720        81.3
Delaware .............................        1         207,280    0.04      207,280       7.125      355       656        90.0
Florida ..............................      193      68,493,880   12.09      354,891       3.401      360       705        74.8
Georgia ..............................        9       1,969,936    0.35      218,882       5.087      359       690        80.2
Hawaii ...............................       13       8,367,949    1.48      643,688       3.157      360       729        72.5
Iowa .................................        1          63,000    0.01       63,000       2.000      360       701        90.0
Idaho ................................        5         966,965    0.17      193,393       2.086      359       737        79.3
Illinois .............................       15       3,677,845    0.65      245,190       3.843      360       676        80.7
Indiana ..............................        4         448,178    0.08      112,045       3.492      360       675        82.6
Kansas ...............................        1          61,095    0.01       61,095       7.250      359       688        90.0
Kentucky .............................        7         745,547    0.13      106,507       6.105      359       695        84.8
Massachusetts ........................       10       5,913,900    1.04      591,390       1.196      360       691        74.2
Maryland .............................       18       6,223,851    1.10      345,769       3.493      360       702        75.8
Michigan .............................       20       4,429,147    0.78      221,457       4.318      359       682        83.0
Minnesota ............................        7       2,544,888    0.45      363,555       2.695      360       675        80.3
Missouri .............................        1         201,600    0.04      201,600       1.500      360       626        80.0
North Carolina .......................        6       4,844,444    0.86      807,407       3.741      360       734        72.9
New Hampshire ........................        1         245,000    0.04      245,000       3.750      360       624        86.9
New Jersey ...........................       21       6,223,617    1.10      296,363       2.617      360       691        75.2
New Mexico ...........................        1         163,608    0.03      163,608       6.750      359       750        80.0
Nevada ...............................       88      33,934,825    5.99      385,623       3.416      359       696        74.6
New York .............................       17       8,002,368    1.41      470,728       2.219      360       701        78.8
Ohio .................................        8       1,249,824    0.22      156,228       4.322      359       707        85.9
Oklahoma .............................        3         256,229    0.05       85,410       4.407      360       704        76.1
Oregon ...............................        6       1,855,314    0.33      309,219       2.825      360       718        77.0
Pennsylvania .........................       10       2,149,420    0.38      214,942       2.117      360       693        79.5
Rhode Island .........................        2         624,000    0.11      312,000       1.212      360       651        59.8
South Carolina .......................        3       1,132,640    0.20      377,547       4.640      359       689        78.0

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
                                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
State                                      Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
Tennessee ............................        4         517,550    0.09      129,388       1.768      360       675        77.8
Texas ................................       13       2,875,311    0.51      221,178       2.723      360       673        76.3
Utah .................................       18       4,193,959    0.74      232,998       3.202      360       707        77.8
Virginia .............................       32      12,017,684    2.12      375,553       4.078      359       691        78.0
Washington ...........................       26       8,829,819    1.56      339,608       2.997      360       721        77.8
Wisconsin ............................        9       1,284,815    0.23      142,757       3.316      360       683        78.4
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

-------------
(1) As of the initial cut-off date, no more than approximately 0.83% of the Initial Mortgage Loans was secured by mortgaged properties located in any one postal zip code area.

                       Original Loan-to-Value Ratios(1)(2)

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Range of Original                        Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Loan-to-Value Ratios (%)                   Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
0.01 - 50.00 .........................       39    $ 15,483,880    2.73%     397,023       3.678      359       695        42.6
50.01 - 55.00 ........................       19      10,182,793    1.80      535,936       3.759      359       709        52.6
55.01 - 60.00 ........................       30      12,673,040    2.24      422,435       3.557      360       716        57.8
60.01 - 65.00 ........................       46      25,940,068    4.58      563,915       3.640      360       691        63.6
65.01 - 70.00 ........................      184      77,219,786   13.63      419,673       3.515      359       705        68.9
70.01 - 75.00 ........................      162      86,660,884   15.30      534,944       3.245      360       701        74.2
75.01 - 80.00 ........................      726     301,778,904   53.26      415,673       3.021      360       700        79.6
80.01 - 85.00 ........................       25       7,139,826    1.26      285,593       5.079      359       678        83.4
85.01 - 90.00 ........................      120      29,485,247    5.20      245,710       5.926      359       690        89.4
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans was approximately 75.18%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans that may exist at the time of origination.

                           Current Mortgage Rates (1)

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Range of Current                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Mortgage Rates (%)                         Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
0.501 - 1.000 ........................      320    $161,692,450   28.54%     505,289       1.000      360       706        74.5
1.001 - 1.500 ........................      301     127,214,205   22.45      422,639       1.499      360       693        74.9
1.501 - 2.000 ........................       80      30,259,325    5.34      378,242       1.930      360       673        75.6
2.001 - 2.500 ........................       84      25,199,493    4.45      299,994       2.439      360       704        79.4
2.501 - 3.000 ........................       20       5,507,829    0.97      275,391       2.883      360       691        80.0
3.001 - 3.500 ........................       18       4,662,786    0.82      259,044       3.387      360       689        84.0
3.501 - 4.000 ........................       12       2,976,077    0.53      248,006       3.784      360       677        87.9
4.001 - 4.500 ........................        1         359,850    0.06      359,850       4.125      360       652        90.0
4.501 - 5.000 ........................        2         269,105    0.05      134,552       4.750      359       652        89.8
5.001 - 5.500 ........................        4         671,143    0.12      167,786       5.432      359       738        85.5
5.501 - 6.000 ........................       13       8,899,107    1.57      684,547       5.906      359       702        62.8
6.001 - 6.500 ........................      130      68,138,890   12.03      524,145       6.366      359       718        72.3
6.501 - 7.000 ........................      315     116,165,339   20.50      368,779       6.799      359       697        75.5
7.001 - 7.500 ........................       20       5,170,120    0.91      258,506       7.269      358       702        83.9
7.501 - 8.000 ........................       21       6,606,727    1.17      314,606       7.866      359       685        88.2
8.001 - 8.500 ........................       10       2,771,982    0.49      277,198       8.276      359       662        89.2
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

-------------
(1)The current mortgage rates listed in the preceding table include lender paid mortgage insurance premiums. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans was approximately 3.371% per annum. As of the initial cut-off date, the weighted average current mortgage rate of the Initial Mortgage Loans net of the premium charged by the lender in connection with lender paid mortgage insurance was approximately 3.348% per annum.

                          Types of Mortgaged Properties

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
                                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Property Type                              Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
Single Family Residence ..............      724    $306,464,257   54.09%     423,293       3.520      360       696        75.3
Planned Unit Development .............      309     141,196,250   24.92      456,946       3.256      360       702        75.6
Low-rise Condominium .................      189      59,601,688   10.52      315,353       3.425      359       707        75.8
2 to 4 Family Residence ..............      103      47,454,008    8.38      460,719       2.933      360       705        73.3
High-rise Condominium ................       26      11,848,225    2.09      455,701       2.383      360       713        72.1
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======


                            Purpose of Mortgage Loans

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
                                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Loan Purpose                               Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
Refinance (cash-out) .................      586    $249,922,325   44.11%     426,489       3.659      360       696        72.5
Purchase .............................      538     224,489,353   39.62      417,266       3.072      360       709        77.8
Refinance (rate/term) ................      227      92,152,751   16.27      405,959       3.322      360       688        76.2
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======


                               Occupancy Types(1)

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
                                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Occupancy Type                             Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
Primary Residence ....................    1,009    $453,787,048   80.09%     449,739       3.365      360       697        75.7
Investment Property ..................      255      74,630,362   13.17      292,668       3.774      360       712        71.8
Secondary Residence ..................       87      38,147,019    6.73      438,471       2.665      360       713        75.6
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

-------------
(1) Based upon representations of the related borrowers at the time of origination.

                         Remaining Terms to Maturity(1)

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Remaining Term                           Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
to Maturity (Months)                       Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
360 ..................................      819    $351,600,739   62.06%     429,305       1.434      360       698        75.4
359 ..................................      450     182,134,535   32.15      404,743       6.525      359       705        74.6
358 ..................................       64      25,788,961    4.55      402,953       6.607      358       695        75.6
357 ..................................       10       4,786,962    0.84      478,696       6.929      357       685        78.1
356 ..................................        6       1,762,423    0.31      293,737       6.412      356       702        75.2
355 ..................................        2         490,808    0.09      245,404       4.959      355       664        79.3
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

-------------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans was approximately 360 months.

                             Documentation Programs

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
                                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Documentation Program                      Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
Reduced ..............................    1,130    $495,172,978   87.40%     438,206       3.285      360       701        74.9
Full/Alternative .....................      219      70,929,490   12.52      323,879       3.982      359       696        76.8
Stated Income/Stated Asset ...........        1         283,528    0.05      283,528       3.375      355       669        71.5
No Income/No Asset ...................        1         178,432    0.03      178,432       1.000      360       673        80.0
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======


                              FICO Credit Scores(1)

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Range of                                 Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
FICO Credit Scores                         Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
621 - 640 ............................       84    $ 26,224,055    4.63%     312,191       3.450      360       630        73.1
641 - 660 ............................      179      59,229,397   10.45      330,890       3.452      360       653        74.4
661 - 680 ............................      312     128,851,329   22.74      412,985       3.029      360       671        76.1
681 - 700 ............................      234     103,039,496   18.19      440,340       3.457      359       691        76.6
701 - 720 ............................      171      81,187,244   14.33      474,779       3.644      359       710        75.4
721 - 740 ............................      146      68,120,198   12.02      466,577       3.569      360       731        74.0
741 - 760 ............................       98      46,564,793    8.22      475,151       3.285      360       749        74.3
761 - 780 ............................       81      34,696,881    6.12      428,357       3.226      360       770        74.1
781 - 800 ............................       40      16,470,899    2.91      411,772       3.582      359       788        75.8
801 - 820 ............................        6       2,180,136    0.38      363,356       2.701      360       808        59.2
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

-------------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans was approximately 700.

                    Prepayment Charge Periods at Origination

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Prepayment Charge Period                 Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
(months)                                   Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
12 ...................................      728    $342,170,587   60.39%     470,015       3.359      360       708        74.7
30 ...................................        2       2,246,997    0.40    1,123,499       3.867      359       745        72.2
36 ...................................      621     222,146,844   39.21      357,724       3.385      360       687        75.9
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======




                         Months to Next Adjustment Date

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Months to Next Adjustment                Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Date                                       Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
1 ....................................    1,289    $545,778,783   96.33%     423,413       3.415      360       700        75.2
2 ....................................       18       5,659,870    1.00      314,437       2.185      359       697        76.2
3 ....................................       44      15,125,775    2.67      343,768       2.261      360       691        75.9
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

                                Gross Margins(1)

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
                                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Range of Gross Margins (%)                 Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
Equal to or lesser than 0.001 ........        1    $    283,528    0.05%     283,528       3.375      355       669        71.5
0.001 - 1.000 ........................        1         175,230    0.03      175,230       3.625      359       700        87.8
1.001 - 2.000 ........................        2         871,040    0.15      435,520       2.261      360       735        82.0
2.001 - 3.000 ........................      290     154,706,725   27.31      533,471       2.958      360       712        72.5
3.001 - 4.000 ........................      990     392,128,631   69.21      396,090       3.419      360       696        75.7
4.001 - 5.000 ........................       66      18,113,275    3.20      274,444       5.916      359       681        86.6
5.001 - 6.000 ........................        1         286,000    0.05      286,000       4.000      360       645        89.4
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

-------------
(1) As of the initial cut-off date, the weighted average gross margin of the Initial Mortgage Loans was approximately 3.209%.


                             Maximum Mortgage Rates

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Range of Maximum                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Mortgage Rates (%)                         Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
9.001 - 10.000 .......................    1,330    $560,519,342   98.93%     421,443       3.339      360       700        75.1
10.001 - 11.000 ......................        6       1,688,509    0.30      281,418       4.932      359       702        84.2
11.001 - 12.000 ......................       15       4,356,578    0.77      290,439       6.924      359       679        87.4
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

                       Original Interest Adjustment Dates

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Original Interest                        Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Adjustment Date                            Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
February 2006 ........................    1,289    $545,778,783   96.33%     423,413       3.415      360       700        75.2
Mar 2006 .............................       18       5,659,870    1.00      314,437       2.185      359       697        76.2
April 2006 ...........................       44      15,125,775    2.67      343,768       2.261      360       691        75.9
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======


                              Initial Fixed Period

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Months of Initial Fixed                  Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Period                                     Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
1 ....................................    1,288    $544,824,270   96.16%     423,000       3.408      360       700        75.2
3 ....................................       63      21,740,158    3.84      345,082       2.455      360       693        75.9
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

                             Minimum Mortgage Rates

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
Range of Minimum                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Mortgage Rates (%)                         Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
0.001 - 1.000 ........................        1    $    175,230    0.03%     175,230       3.625      359       700        87.8
1.001 - 2.000 ........................        2         871,040    0.15      435,520       2.261      360       735        82.0
2.001 - 3.000 ........................      290     154,706,725   27.31      533,471       2.958      360       712        72.5
3.001 - 4.000 ........................      991     392,412,158   69.26      395,976       3.419      360       696        75.7
4.001 - 5.000 ........................       66      18,113,275    3.20      274,444       5.916      359       681        86.6
5.001 - 6.000 ........................        1         286,000    0.05      286,000       4.000      360       645        89.4
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

                        Maximum Negative Amortization(1)

                                                                                                   Weighted
                                                                                         Weighted   Average   Weighted   Weighted
                                         Number of   Aggregate    % of      Average      Average   Remaining  Average    Average
                                          Initial    Principal  Initial    Principal     Current   Term to     FICO      Original
                                         Mortgage     Balance   Mortgage    Balance      Mortgage  Maturity   Credit   Loan-to-Value
Maximum Negative Amortization(%)           Loans    Outstanding  loans   Outstanding ($) Rate (%)  (Months)    Score     Ratio (%)
--------------------------------------   --------- ------------ -------- --------------- --------  ---------- -------- -------------
115 ..................................    1,334    $558,562,060   98.59%     418,712       3.388      360       700        75.1
110 ..................................       17       8,002,368    1.41      470,728       2.219      360       701        78.8
                                          -----    ------------  ------
   Total .............................    1,351    $566,564,428  100.00%
                                          =====    ============  ======

-------------
(1)Reflects maximum allowable percentage of original unpaid principal balance.

                           Servicing of Mortgage Loans

General

         The master servicer will master service all of the Mortgage Loans in accordance with the terms set forth in the pooling and servicing agreement. The master servicer may perform any of its obligations under the pooling and servicing agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the master servicer will remain liable for its servicing duties and obligations under the pooling and servicing agreement as if the master servicer alone were servicing the Mortgage Loans. It is expected that as of the closing date Countrywide Home Loans Servicing LP will directly service all of the Mortgage Loans.

Servicing Compensation and Payment of Expenses

         The "Expense Fee Rate" is the per annum rate at which the expense fee accrues on the principal balance of each Mortgage Loan. The expense fees with respect to the mortgage pool are payable out of the interest payments on each Mortgage Loan.

         The expense fees consist of:

         o the master servicing fee payable to the master servicer in respect of its direct servicing and master servicing activities (the "Master Servicing Fee") with respect to each mortgage loan, equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the Master Servicing Fee Rate,

         o  the trustee fee as provided in the pooling and servicing agreement;
            and

         o  lender paid mortgage insurance premiums, if any.

         The "Master Servicing Fee Rate" for each Mortgage Loan is 0.375% per annum.

         In cases where a Mortgage Loan is being directly serviced by a subservicer, the subservicer will be entitled to a portion of the Master Servicing Fee. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the Master Servicing Fee. The amount of the Master Servicing Fee is subject to adjustment with respect to prepaid Mortgage Loans, as described under "--Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans" in this free writing prospectus. The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to the Mortgage Loans as described under "Description of the Certificates --Fees and Expenses".

Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans

         When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by the master servicer will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid Mortgage Loans would result. Pursuant to the pooling and servicing agreement, the Master Servicing Fee for any month will be reduced by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related Distribution Date (the "Compensating Interest").

         If shortfalls in interest as a result of prepayments on the Mortgage Loans in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess.

Advances

         Subject to the following limitations, the master servicer will be required to advance before each Distribution Date, from its own funds or funds in the Certificate Account that do not constitute Available Funds for the Distribution Date, an amount equal to:

         o the aggregate of payments of principal and interest on the Mortgage Loans (net of the related Master Servicing Fee) that were due in the related Due Period and that were delinquent on the related Determination Date (limited to the minimum scheduled payment due from the related mortgagor); and

         o an amount equivalent to interest on each Mortgage Loan as to which the related mortgaged property has been acquired by the issuing entity through foreclosure or deed-in-lieu of foreclosure (net of any net income on the property).

         The "Determination Date" is the 22nd day of each month or, if that day is not a business day, the preceding business day; provided that the Determination Date in each month will be at least two business days before the related Distribution Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The master servicer is obligated to make advances with respect to delinquent payments of principal of or interest on each Mortgage Loan to the extent that the advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the master servicer determines on any Determination Date to make an advance, the advance will be included with the distribution to certificateholders on the related Distribution Date. Any failure by the master servicer to make a deposit in the Certificate Account as required under the pooling and servicing agreement, including any failure to make an advance, will constitute an event of default under the pooling and servicing agreement if the failure remains unremedied for five days after written notice of the event of default. If the master servicer is terminated as a result of the occurrence of an event of default, the trustee or the successor master servicer will be obligated to make any advance, in accordance with the terms of the pooling and servicing agreement.

         An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the master servicer delivers an officer's certificate to the trustee indicating that the Advance is nonrecoverable, the master servicer will be entitled to withdraw from the Certificate Account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

         The master servicer may modify any Mortgage Loan provided that the master servicer purchases the Mortgage Loan from the issuing entity immediately following the modification. A Mortgage Loan may not be modified unless the modification includes a change in the interest rate on the related Mortgage Loan to approximately a prevailing market rate. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the Mortgage Loan made by the master servicer. The master servicer will deposit the purchase price in the Certificate Account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the interest rates on the Mortgage Loans and mortgagors request modifications as an alternative to refinancings. The master servicer will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                                Static Pool Data

         Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200601.

         We cannot assure you that the prepayment, loss or delinquency experience of the Mortgage Loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools of Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity's Mortgage Loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity's Mortgage Loans will perform in the same way that any of Countrywide Home Loans' securitized pools has performed.

                        Description of the Certificates

General

         The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

         The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Luminent Mortgage Capital, Inc., Maia Mortgage Finance Statutory Trust, Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP or any of their affiliates.

         The Mortgage Pass-Through Certificates, Series 2006-1 will consist of
(a) the Class A-1, Class A-2, Class A-3, Class X and Class A-R Certificates (the "senior certificates"), (b) the Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates (the "subordinated certificates") and (c) the Class P Certificates.

When describing the certificates in this free writing prospectus, we use the following terms:

             Designation                                       Classes of Certificates
    -----------------------------      -----------------------------------------------------------------------

         Senior Certificates           Class A-1, Class A-2, Class A-3, Class X and Class A-R Certificates

      Subordinated Certificates                          Class M and Class B Certificates

         LIBOR Certificates            Class A-1, Class A-2, Class A-3, Class M and Class B Certificates

        Class B Certificates           Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

        Offered Certificates             Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

        Private Certificates                   Class B-3, Class B-4, Class B-5 and Class P Certificates



The certificates are generally referred to as the following types:

              Class                                                     Type
    -----------------------------      -----------------------------------------------------------------------
     Class A-1 Certificates:                            Senior/Floating Pass-Through Rate/Super Senior

              Class                                                     Type
    -----------------------------      -----------------------------------------------------------------------
     Class A-2 Certificates:                        Senior/Floating Pass-Through Rate/Super Senior/Support

     Class A-3 Certificates:                               Senior/Floating Pass-Through Rate/Support

     Class X Certificates:                                Senior/Variable Pass-Through Rate/Component

     Class A-R Certificates:                              Senior/Variable Pass-Through Rate/Residual

     Subordinated Certificates:                             Subordinate/Floating Pass-Through Rate


         The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

         The senior certificates (other than the Class X Certificates) will have an initial aggregate principal balance of approximately $517,069,100 and will evidence in the aggregate an initial beneficial ownership interest of approximately 89.75% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                  Initial Beneficial
   Class of Subordinated Certificates             Ownership Interest
  -------------------------------------           ------------------
Class M................................                  3.40%
Class B-1..............................                  2.30%
Class B-2..............................                  1.55%
Class B-3..............................                  1.25%
Class B-4..............................                  1.00%
Class B-5..............................                  0.75%


Calculation of Class Certificate Balance

         The "Class Certificate Balance" of any class of certificates (other than the Class X Certificates) as of any date is the initial Class Certificate Balance of the class reduced by the sum of

         o all amounts previously distributed to holders of certificates of the class as payments of principal, and

         o  the amount of Realized Losses allocated to the class;

and increased by

         o the amount of Net Deferred Interest (as defined herein) incurred by the Mortgage Loans in the related Due Period and allocated to such class of certificates, as described in this free writing prospectus under "Description of the Certificates - Interest";

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

         In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Net Deferred Interest and Realized Losses on any Distribution Date, exceeds the pool principal balance as of the last day of the related Due Period.

         The interest-only components of the Class X Certificates do not have principal balances and are not entitled to any distributions in respect of principal.

Component Class

         Solely for purposes of determining distributions of principal and interest and the allocation of Realized Losses and Net Deferred Interest on the Mortgage Loans, the Class X Certificates will be comprised of multiple components. The Class X Certificates will be comprised of four components designated as the Class X IO-1 Component, the Class X IO-2 Component, the Class X PO-1 Component and the Class X PO-2 Component, with initial Component Principal Balances and initial Component Notional Amounts set forth below.

                                  Initial Component   Initial Component
Component Designation             Principal Balance    Notional Amount
---------------------             -----------------   ----------------
Class X IO-1 Component.........          N/A            $517,069,000
Class X PO-1 Component.........           $0                N/A
Class X IO-2 Component.........          N/A            $59,052,724
Class X PO-2 Component.........           $0                N/A

         The initial Component Notional Amounts set forth in the preceding table are subject to the permitted variance described in this free writing prospectus. The holders of the Class X Certificates will be entitled to receive principal and interest distributions on any Distribution Date to the extent of the amount of principal and interest distributed with respect to the related components of that class of certificates on such Distribution Date; however, the Class X Certificates will only be entitled to the distributions in respect of the Class X IO-1 and Class X IO-2 Components to the extent that those distributions are not used to pay Carryover Shortfall Amounts in respect of the other classes of certificates as described under "--Carryover Shortfall Reserve Fund" below. A holder of a Class X Certificate may not transfer any component separately.

         The Class Certificate Balance, if any, of the Class X Certificates as of any date will equal the aggregate Component Principal Balance of the PO Components as of such date.

         The "Notional Amount" of the Class X Certificates as of any date will equal the aggregate Component Notional Amount of the IO Components as of such date. The initial Notional Amount of the Class X Certificates will be approximately $576,121,724 (subject to a variance of plus or minus 5%).

         Each of the Class X IO-1 and Class X IO-2 Components is an "IO Component". The IO Components are interest-only components that will not have component principal balances but will accrue interest on their respective Component Notional Amounts. Each of the Class X PO-1 and Class X PO-2 Components is a "PO Component". The PO Components are principal only components that do not accrue interest.

         Each PO Component will have a "Component Principal Balance" (initially, equal to zero) that will increase depending on the aggregate amount of Net Deferred Interest allocated to the corresponding IO Component, as described under "--Interest" below, as reduced by all amounts actually distributed as principal in respect of that PO Component and all Realized Losses applied in reduction of principal of such component on all prior Distribution Dates.

         The "Component Notional Amount" of the Class X IO-1 Component as of any date will equal the sum of (x) the aggregate Class Certificate Balance of the Class A-1, Class A-2 and Class A-3 Certificates as of such date and (y) the Component Principal Balance of the Class X PO-1 Component as of such date.

         The "Component Notional Amount" of the Class X IO-2 Component for an interest accrual period related to a Distribution Date will equal the sum of (x) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period over the aggregate Class Certificate Balance of the senior certificates (including for this purpose both PO Components of the Class X Certificates) immediately prior to such Distribution Date and (y) the Component Principal Balance of the Class X PO-2 Component immediately prior to such Distribution Date.

Book-Entry Certificates; Denominations

         The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, which will initially be a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1,000 in excess thereof, in the case of LIBOR Certificates, and Notional Amounts of $100,000 and integral multiples of $1,000 in excess thereof, in the case of Class X Certificates. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Certificates -- Book-Entry Certificates," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

         Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

         For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Certificates -- Book-Entry Certificates" in the prospectus.

         Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Determination of LIBOR

         The LIBOR Certificates will bear interest during the initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

         LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

         If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Certificates -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

         If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 4.53375%.

Payments on Mortgage Loans; Accounts

         Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the initial cut-off date or supplemental cut-off date, as applicable (other than in respect of principal and interest due on the Mortgage Loans on or before the initial cut-off date or supplemental cut-off date, as applicable) and the following amounts required to be deposited under the pooling and servicing agreement:

         o all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

         o all payments on account of interest on the Mortgage Loans, net of the related master servicing fee and any lender paid mortgage insurance premiums;

         o  all payments on account of prepayment charges on the Mortgage Loans;

         o all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

         o any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

         o any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

         o all purchase, sale or repurchase proceeds and any Substitution Adjustment Amounts; and

         o  all Advances made by the master servicer.

         Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Certificates" in the prospectus.

         The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

         o to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

         o to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

         o to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

         o to reimburse the master servicer for insured expenses from the related insurance proceeds;

         o to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property,
            (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property, (iv) paying any property taxes or assessments and (v) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds, sale proceeds or repurchase proceeds with respect thereto);

         o to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

         o to reimburse the seller, the master servicer or the depositor for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

         o to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

         o to withdraw an amount equal to the sum of (a) the related Available Funds and (b) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

         o to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

         The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

         Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any Prepayment Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

         o  the aggregate amount remitted by the master servicer to the trustee;

         o any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account; and

         o upon termination of the Funding Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-funding Account, other than investment earnings, for distribution to the holders of the senior certificates.

         The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

         o  to pay the Trustee Fee to the trustee;

         o to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

         o to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

         o to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

         There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date.

Investments of Amounts Held in Accounts

         The Certificate Account, the Distribution Account and the Pre-funding Account. All funds in the Certificate Account, the Distribution Account and the Pre-funding Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

         The amount of any losses incurred in the Certificate Account, the Distribution Account or the Pre-funding Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-funding Account and made in accordance with the pooling and servicing agreement.

Fees and Expenses

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)                  Amount                     General Purpose              Source (2)                 Frequency
--------------------      -------------------------------        ---------------    -----------------------------       ------------

Fees

Master Servicing      One-twelfth of the Stated Principal         Compensation      Amounts on deposit in the                Monthly
Fee / Master          Balance of each Mortgage Loan multiplied                      Certificate Account
Servicer              by the Master Servicing Fee Rate (3)

                      o All late payment fees,                    Compensation      Payments made by obligors           Time to time
                        assumption fees and other similar                           with respect to
                        charges (excluding prepayment charges)                      the Mortgage Loans

                      o All investment income earned on           Compensation      Investment income related                Monthly
                        amounts on deposit in the Certificate                       to the Certificate Account
                        Account and Distribution Account.                           and the Distribution Account

                      o Excess Proceeds (4)                       Compensation      Liquidation proceeds and            Time to time
                                                                                    Subsequent Recoveries

Trustee Fee (the      One-twelfth of the Trustee Fee Rate         Compensation      Amounts on deposit in the                Monthly
"Trustee Fee") /      multiplied by the aggregate Stated                            Certificate Account or the
Trustee               Principal Balance of the outstanding                          Distribution Account
                      Mortgage Loans (5)

Expenses

Insured expenses /    Expenses incurred by the Master Servicer    Reimbursement of  To the extent the expenses          Time to time
Master Servicer                                                   Expenses          are covered by an insurance
                                                                                    policy with respect to the
                                                                                    Mortgage Loan

Servicing Advances /  To the extent of funds available, the       Reimbursement of  With respect to each                Time to time
Master Servicer       amount of any Servicing Advances            Expenses          Mortgage Loan, late
                                                                                    recoveries of the payments
                                                                                    of the costs and expenses,
                                                                                    liquidation proceeds,
                                                                                    Subsequent Recoveries,
                                                                                    purchase proceeds, sale
                                                                                    proceeds or repurchase
                                                                                    proceeds for that Mortgage
                                                                                    Loan (6)

Indemnification       Amounts for which the master servicer and   Indemnification   Amounts on deposit on the                Monthly
expenses / the        depositor are entitled to indemnification                     Certificate Account
master servicer       (7)
and the depositor

(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer. Any increase in the fees and expenses would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) "Excess Proceeds" with respect to any liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)      The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) The master servicer, and the depositor are entitled to indemnification of certain expenses.

Distributions

         Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in February 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the related Record Date. The "Record Date" for the LIBOR Certificates and any Distribution Date will be the business day immediately preceding that Distribution Date, or if the LIBOR Certificates are no longer book-entry certificates, the Record Date will be the last business day of the calendar month preceding the month of that Distribution Date. For each other class of certificates and any Distribution Date, the Record Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

         Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a Class X Certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

Priority of Distributions Among Certificates

         As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date from Available Funds. Distributions on the subordinated certificates will be based on any remaining Available Funds for the Distribution Date, after giving effect to distributions on the senior certificates in the following amounts and order of priority:

         o to interest on the interest-bearing classes of senior certificates or components thereof, concurrently and on a pro rata basis, based on their respective interest distribution amounts; provided, however, that any such distribution to which the IO Components of the Class X Certificates are otherwise entitled to receive will be deposited into the Carryover Shortfall Reserve Fund (as defined below) and will not be distributed to the Class X Certificates except as described below;

         o to principal of each class of senior certificates or components thereof then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

         o to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth in this free writing prospectus under "Description of the Certificates--Interest" and "--Principal";

         o from amounts in the Carryover Shortfall Reserve Fund, as described in this free writing prospectus under "--Carryover Shortfall Reserve Fund"; and

         from any remaining available amounts, to the Class A-R Certificates.

         "Available Funds" for any Distribution Date will be equal to the sum of:

         o all scheduled installments of interest (net of the related expense fees and, for the avoidance of doubt, after taking into account reductions due to Deferred Interest on the Mortgage Loans) and principal due on the Mortgage Loans in the related Due Period and received before the related Determination Date, together with any advances with respect to them;

         o all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans, by foreclosure, sale or otherwise, during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans;

         o all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period, together with interest paid in connection with the prepayment, other than certain excess amounts, and the Compensating Interest;

         o amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan purchased or repurchased by the originator, the sponsor or the master servicer as of the Distribution Date; and

         o for each Distribution Date during, and the Distribution Date immediately after the Funding Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Funding Period, any amounts remaining in the Pre-funding Account after the end of the Funding Period (net of any investment income thereon);

         minus

         o amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

         o prepayment charges received during the related Prepayment Period which shall be paid to the holders of the Class P Certificates on the Distribution Date.

Interest

         Pass-Though Rates. The classes of certificates will have the respective pass-through rates described below (each, a "pass-through rate").

         LIBOR Certificates.

         The pass-through rate for each class of LIBOR Certificates for any interest accrual period will be a per annum rate equal to the lesser of:

         o one-month LIBOR plus the applicable Pass-Through Margin for such class; and

         o  the Net WAC Cap.

         The "Pass-Through Margins" and the expected initial pass-through rates for the LIBOR Certificates are as set forth in the following table:


                             Pass-Through Margin (%)    Expected Initial
Class of Certificates         (1)             (2)       Pass-Through Rate (%)(3)
---------------------        ------          ------     ------------------------
Class A-1.........           0.240%          0.480%          4.77375%
Class A-2.........           0.320%          0.640%          4.85375%
Class A-3.........           0.380%          0.760%          4.91375%
Class M...........           0.580%          0.870%          5.11375%


                             Pass-Through Margin (%)    Expected Initial
Class of Certificates         (1)             (2)       Pass-Through Rate (%)(3)
---------------------        ------          ------     ------------------------
Class B-1.........           1.150%          1.725%          5.68375%
Class B-2.........           2.000%          2.000%          6.53375%
Class B-3.........           2.000%          2.000%          6.53375%
Class B-4.........           2.000%          2.000%          6.53375%
Class B-5.........           2.000%          2.000%          6.53375%

----------
(1) For each interest accrual period occurring on or prior to the first possible Optional Termination Date.
(2) For each interest accrual period occurring after the first possible Optional Termination Date.
(3)   Without giving effect to the Net WAC Cap.

         Class A-R Certificates.

         The pass-through rate for the Class A-R Certificates for the interest accrual period related to each Distribution Date will be a per annum rate equal to the Net WAC Cap (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months). The pass-through rate for the Class A-R Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 2.93520% per annum.

         Class X Certificates.

         The pass-through rate for the Class X IO-1 Component for the interest accrual period for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the Net WAC Cap (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2 and Class A-3 Certificates and the Class X PO-1 Component for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the Class A-1, Class A-2 and Class A-3 Certificates and the Component Principal Balance of the Class X PO-1 Component and adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months).

         The pass-through rate for the Class X IO-2 Component for the interest accrual period for any Distribution Date will be a per annum rate equal to the excess, if any, of (i) the Net WAC Cap (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months), over (ii) the weighted average of the pass-through rates of the subordinated certificates (treating the Class X PO-2 Component as a class of subordinated certificates for this purpose) for that Distribution Date (weighted on the basis of the respective Class Certificate Balances of the subordinated certificates and the Component Principal Balance of the Class X PO-2 Component and adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months).

         On each Distribution Date, the interest that would otherwise be distributable to the Class X IO-1 and Class X IO-2 Components based on the pass-through rates described above will be deposited in the Carryover Shortfall Reserve Fund. See "--Carryover Shortfall Reserve Fund" below.

         For each Distribution Date, the pass-through rates for the Class X PO-1 and Class X PO-2 Components will be zero.

Defined Terms Used in Interest Calculations

         The "Optional Termination Date" is the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the sum of (i) the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the initial cut-off date and (ii) the amount deposited in the Pre-funding Account on the closing date.

         The "Weighted Average Adjusted Net Mortgage Rate" for any Distribution Date means a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, weighted on the basis of the respective Stated Principal Balances of the Mortgage Loans as of the first day of the related Due Period.

         The "Adjusted Net Mortgage Rate" for a Mortgage Loan is the Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

         The "Net WAC Cap" for any Distribution Date will be a per annum rate (subject to adjustment based on the actual number of days elapsed in the related interest accrual period) equal to a fraction, expressed as a percentage, (1) the numerator of which is equal to the product of (A) 12 multiplied by (B) the sum of (i) the amount of interest which accrued on the Mortgage Loans in the prior calendar month (after giving effect to principal prepayments) at their Adjusted Net Mortgage Rates and (ii) any amounts withdrawn from the Capitalized Interest Account, if any, for such Distribution Date and (2) the denominator of which is equal to the sum of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, after giving effect to principal prepayments received during the related prepayment period and (ii) the amounts on deposit in the Pre-funding Account.

         The "Weighted Average Maximum Net Mortgage Rate" for the Mortgage Loans and any Distribution Date means a per annum rate equal to the average of the Maximum Net Mortgage Rates of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the first day of the related Due Period and adjusted to a rate calculated on the basis of a 360-day year and the actual number of days that elapsed during the related interest accrual period (after giving effect to principal prepayments received during the Prepayment Period ending in that Due Period).

         The "Maximum Net Mortgage Rate" for a Mortgage Loan is the Maximum Mortgage Rate for such Mortgage Loan, minus the Expense Fee Rate for such Mortgage Loan.

Carryover Shortfall Amounts

         For each class of LIBOR Certificates and any Distribution Date, the "Carryover Shortfall Amount" for such class will equal the sum of (a) the excess, if any, of (i) the amount of interest that such class would have been entitled to receive on such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls) had its pass-through rate not been subject to the Net WAC Cap up to but not exceeding a per annum rate equal to the Weighted Average Maximum Net Mortgage Rate of the Mortgage Loans as of the first day of the related Due Period, over (ii) the actual amount of interest such class is entitled to receive for such Distribution Date (prior to reduction for any Net Deferred Interest and Net Interest Shortfalls), and (b) with respect to each class of LIBOR Certificates (other than the Class B-3, Class B-4 and Class B-5 Certificates), the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable pass-through rate, without giving effect to the Net WAC Cap (up to a per annum rate equal to the Weighted Average Maximum Net Mortgage Rate of the Mortgage Loans as of the first day of the related Due Period)). The portion of any Carryover Shortfall Amount allocated to a class of LIBOR Certificates on that Distribution Date will be paid to such class on that Distribution Date from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund. Any Carryover Shortfall Amount allocated to a class of LIBOR Certificates (other than the Class B-3, Class B-4 and Class B-5 Certificates) remaining unpaid will be paid on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund. See "- Carryover Shortfall Reserve Fund" below.

Interest Distribution Amounts

         With respect to each Distribution Date, the interest accrual period for each class of certificates (other than the LIBOR Certificates) will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs (or the closing date, in the case of the first Distribution Date) and ending on the day preceding that Distribution Date. Interest for each class of certificates (other than the LIBOR Certificates) for any Distribution Date will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months. Interest for the LIBOR Certificates for any Distribution Date will be calculated and payable on the basis of a 360-day year and the actual number of days that elapsed during the related interest accrual period.

         On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. The "Interest Distribution

Amount" for any class of interest-bearing certificates and the IO Components of the Class X Certificates and any Distribution Date will be equal to the sum of
(a) interest at the applicable pass-through rate for the related interest accrual period on the related Class Certificate Balance or Component Notional Amount, as the case may be, as of the last day of the related interest accrual period and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts), reduced by (c) any Net Deferred Interest for that Distribution Date allocated to such class of certificates.

Allocation of Net Deferred Interest

         With respect to each Mortgage Loan and each related Due Period, "Deferred Interest" will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the Due Date in the preceding Due Period to the Due Date in such Due Period over the monthly payment due for such Due Period. Such excess may occur because the mortgage rates of the Mortgage Loans adjust monthly, while the monthly payment generally adjusts annually, or as a result of the application of the Payment Caps, in either case, resulting in negative amortization.

         With respect to each Distribution Date, the "Net Deferred Interest" is equal to the excess, if any, of the Deferred Interest that accrued on the Mortgage Loans as described above, over the Principal Prepayment Amount received during the related Prepayment Period.

         For any Distribution Date, the "Principal Prepayment Amount" is equal to the sum of (i) all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period and (ii) any Subsequent Recoveries on the Mortgage Loans received during the calendar month preceding the month of the Distribution Date. For any Distribution Date, the "Net Prepayments" is an amount equal to the excess, if any, of the (i) Principal Prepayment Amount over (ii) the aggregate amount of Deferred Interest accrued on the Mortgage Loans from the Due Date in the preceding Due Period to the Due Date in the Due Period related to that Distribution Date. On each Distribution Date, the excess, if any, of the Principal Prepayment Amount over the Net Prepayments for that Distribution Date will be distributed to the certificates as a distribution of interest on that Distribution Date in accordance with the priorities set forth above, and will not be distributed as principal on the certificates on that Distribution Date.

         On each Distribution Date, the Senior Percentage of the Net Deferred Interest will be allocated among the classes of senior certificates and the Subordinated Percentage of the Net Deferred Interest will be allocated to the subordinated certificates. Among the senior certificates or subordinated certificates, as applicable, the Net Deferred Interest allocated to a class of certificates will be an amount equal to the excess, if any, for each such class of (i) the amount of interest that accrued on such class of certificates or its related IO Components at its respective pass-through rate during the interest accrual period related to that Distribution Date over (ii) the amount of current interest that would have accrued had the pass-through rate for such class of certificates or its related IO Components equaled the related Adjusted Cap Rate for such class or its related IO Components and Distribution Date. The amount of Net Deferred Interest allocated to a class of certificates will be added to the Class Certificate Balance of such class of certificates, except that in the case of the Class X Certificates, the amount of Net Deferred Interest allocated to an IO Component of the Class X Certificates will be added to the Component Principal Balance of the related PO Component of the Class X Certificates.

         The "Adjusted Cap Rate" for the Class A-1, Class A-2 and Class A-3 Certificates and the subordinated certificates for any Distribution Date will equal the excess, if any, of the Net WAC Cap for such Distribution Date, over a fraction expressed as a percentage, the numerator of which is equal to the product of (i) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the related interest accrual period, and
(ii) the amount of Net Deferred Interest for the Mortgage Loans for that Distribution Date, and the denominator of which is equal to the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Due Period and the amount on deposit in the Pre-funding Account.

         The "Adjusted Cap Rate" for the Class X IO-1 Component for any Distribution Date will equal the pass-through rate for the Class X IO-1 Component computed for this purpose by (A) reducing the Net WAC Cap (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) of the Mortgage Loans by a per annum rate equal to (i) the product of
(a) the Net Deferred Interest for the Mortgage Loans for such

Distribution Date, and (b) 12, divided by (ii) the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the Due Period for such Distribution Date and the amount on deposit in the Pre-funding Account and (B) computing the pass-through rates of the Class A-1, Class A-2 and Class A-3 Certificates by substituting "Adjusted Cap Rate" (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) for "Net WAC Cap" in the calculation thereof.

         The "Adjusted Cap Rate" for the Class X IO-2 Component for any Distribution Date will equal the pass-through rate for the Class X IO-2 Component computed for this purpose by (A) reducing the Net WAC Cap (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) of the Mortgage Loans by a per annum rate equal to: (i) the product of
(a) the Net Deferred Interest for the Mortgage Loans for such Distribution Date, and (b) 12, divided by (ii) the sum of the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the Due Period for such Distribution Date and the amount on deposit in the Pre-funding Account and (B) computing the pass-through rates of the subordinated certificates by substituting "Adjusted Cap Rate" (adjusted to a rate calculated on the basis of a 360-day year comprised of twelve 30-day months) for "Net WAC Cap" in the calculation thereof.

Allocation of Net Interest Shortfalls

         The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the Mortgage Loans. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to

         o  any net prepayment interest shortfalls for that Distribution Date,

         o the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

         Net Interest Shortfalls for any Distribution Date will be allocated pro rata among all classes of senior certificates and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

         With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans exceeds the Compensating Interest for that Distribution Date. A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related Mortgage Rate less the Master Servicing Fee Rate on the Stated Principal Balance of the Mortgage Loan.

         A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

         A "Debt Service Reduction" is a modification of the terms of a Mortgage Loan resulting from a bankruptcy proceeding which reduced the amount of the monthly payment on the related Mortgage Loan. However, a modification shall not be considered a Debt Service Reduction so long as the master servicer is pursuing any other remedies that may be available with respect to the related Mortgage Loan and either the Mortgage Loan has not incurred a payment default or scheduled monthly payments of principal and interest are being advanced by the master servicer without giving effect to any Debt Service Reduction.

         If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described in this free writing prospectus under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates and each component of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates and each component will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

Carryover Shortfall Reserve Fund

         On the closing date, the trustee will establish a reserve fund (the "Carryover Shortfall Reserve Fund"). On the closing date, the depositor will cause to be deposited in the Carryover Shortfall Reserve Fund the sum of (i) $1,000 and (ii) an amount sufficient to pay the expected Carryover Shortfall Amount for each class of LIBOR Certificates for the first Distribution Date which amount will be distributed to those classes of certificates in respect of Carryover Shortfall Amounts on the first Distribution Date. Any amounts remaining on deposit in the Carryover Shortfall Reserve Fund immediately after the first Distribution Date in excess of $1,000 will be distributed to the sponsor.

         In addition, on each Distribution Date, all amounts distributable as interest to the IO Components of the Class X Certificates will be deposited in the Carryover Shortfall Reserve Fund and will be distributed, concurrently, as follows:

         (a) from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X IO-1 Component, first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, and second, any amounts remaining to the Class X Certificates, and

         (b) from amounts on deposit in the Carryover Shortfall Reserve Fund otherwise distributable to the Class X IO-2 Component, first, concurrently, to the Class M, Class B-1 and Class B-2 Certificates, pro rata, up to the amount of the Carryover Shortfall Amount with respect to such class of certificates for such Distribution Date, second, sequentially, to the Class B-3, Class B-4 and Class B-5 Certificates, in that order, in each case up to the amount of the Carryover Shortfall Amount with respect to each such class of certificates for such Distribution Date, and third, any amounts remaining to the Class X Certificates.

         To the extent amounts in respect of interest otherwise payable to the Class X Certificates are used to pay Carryover Shortfall Amounts and are not paid to the Class X Certificates, a holder of the Class X Certificates will not be entitled to reimbursement for such amounts.

Principal

         Principal Amount. On each Distribution Date, the Principal Amount will be distributed as principal first, with respect to the classes of senior certificates (or with respect to the Class X Certificates, the related PO Components) in an amount up to the Senior Principal Distribution Amount and second, as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

         The "Principal Amount" for any Distribution Date will equal the sum of:

         1 all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) during the related Due Period,

         2. the principal portion of the purchase price of each Mortgage Loan that was purchased or repurchased by the originator, the sponsor, the master servicer or another person pursuant to the purchase agreement, the mortgage loan purchase agreement or the pooling and servicing agreement during the calendar month preceding the month of the Distribution Date,

         3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received during the calendar month preceding the month of the Distribution Date,

         4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

         5. with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

         6. Net Prepayments on the Mortgage Loans for the Prepayment Period related to that Distribution Date, and

         7. on the first Distribution Date after the Funding Period, any amounts remaining in the Pre-funding Account.

         Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the classes of senior certificates, in the following order of priority:

         first to the Class A-R Certificates until its Class Certificate Balance is reduced to zero, and second, concurrently to the Class A-1, Class A-2 and Class A-3
              Certificates and the Class X PO-1 and Class X PO-2 Components, pro rata, until their respective Class Certificate Balances or Component Principal Balances, as applicable, are reduced to zero.

         "Prepayment Period" means with respect to any Distribution Date and Due Date, the calendar month preceding the month in which such Distribution Date occurs.

         "Due Period" means, with respect to a Mortgage Loan, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

         The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

         o the Senior Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Distribution Date,

         o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

              o the Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the first day of the related Due Period and


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

              o the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan,

         o the Senior Prepayment Percentage of amounts described in clause 6. of the definition of Principal Amount for that Distribution Date, and

         o on the first Distribution Date after the Funding Period, any amounts remaining in the Pre-funding Account.

         "Stated Principal Balance" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower and (ii) liquidation proceeds allocable to principal and prepayments of principal received through the last day of the related Prepayment Period, plus, (iii) any Deferred Interest added to the principal balance of that Mortgage Loan pursuant to the terms of the related mortgage note on or prior to that Due Date. The "pool principal balance" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

         The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the senior certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of all classes of certificates immediately prior to such Distribution Date.

         For any Distribution Date, the "Subordinated Percentage" will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

         The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

         The "Senior Prepayment Percentage" for any Distribution Date occurring during the ten years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses on the Mortgage Loans, increasing the interest in the principal balance of the Mortgage Loans evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

         The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:

         o for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

         o for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

         o for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

         o for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

         o for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any

              Distribution Date the Senior Percentage exceeds the initial Senior Percentage as of the closing date, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

         Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

         o the aggregate Stated Principal Balance of all Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy), averaged over the preceding six month period, and as a percentage of the aggregate Class Certificate Balance of the subordinated certificates, is less than 50%, and

         o cumulative Realized Losses on all of the Mortgage Loans do not exceed

              o commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "original subordinate principal balance"),

              o commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

              o commencing with the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

              o commencing with the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

              o commencing with the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

         Notwithstanding the preceding paragraph, if (x) on or before the Distribution Date in January 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed 20% of the original subordinate principal balance, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the Subordinated Percentage and (y) after the Distribution Date in January 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses on the Mortgage Loans do not exceed 30% of the original subordinate principal balance (the "Two Times Test"), the Senior Prepayment Percentage will equal the Senior Percentage.

         If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

         Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds available therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal to such class. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

         With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the related Class Subordination Percentages of such class and all classes of subordinated certificates which have higher numerical class designations than such class (the "Applicable Credit Support Percentage") is less than the Applicable Credit Support Percentage for the class on the date of issuance of the certificates (the "Original Applicable Credit Support Percentage"), no distribution of Net Prepayments from the Mortgage Loans will be made to any of those classes (the "Restricted Classes") and the amount of Net Prepayments otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

         The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates, will equal the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the IO Components of the Class X Certificates) immediately before such Distribution Date.

         On the date of issuance of the certificates, the characteristics of the certificates listed below are expected to be as follows:

                                                                   Original
                                   Beneficial    Initial Credit   Applicable
                                  Interest in     Enhancement   Credit Support
                                 Issuing Entity      Level        Percentage
                                 --------------      -----        ----------
Senior Certificates .......          89.75%         10.25%           N/A
Class M ...................           3.40%          6.85%         10.25%
Class B-1 .................           2.30%          4.55%          6.85%
Class B-2 .................           1.55%          3.00%          4.55%
Class B-3 .................           1.25%          1.75%          3.00%
Class B-4 .................           1.00%          0.75%          1.75%
Class B-5 .................           0.75%          0.00%          0.75%

         For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will have a lower numerical class designation than each other class of subordinated certificates.

         The "Subordinated Principal Distribution Amount" for any Distribution Date will equal the sum of

         o the Subordinated Percentage of all amounts described in clauses 1. through 4. of the definition of Principal Amount for that Distribution Date,

         o for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the first day of the related Due Period, and

         o the Subordinated Prepayment Percentage of the amounts described in clause 6. of the definition of Principal Amount for that Distribution Date.

         Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

Allocation of Losses

         On each Distribution Date, the amount of any Realized Loss on the Mortgage Loans will be allocated:

         o first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, until the Class Certificate Balance of each class of subordinated certificates has been reduced to zero, and

         o second, pro rata to the senior certificates (including the Class X Certificates), provided, however, that any Realized Losses allocable to the Class A-1 and Class A-2 Certificates will be allocated to the Class A-3 Certificates until its Class Certificate Balance is reduced to zero and thereafter any Realized Losses allocable to the Class A-1 Certificates will be allocated to the Class A-2 Certificates until its Class Certificate Balance is reduced to zero.

         Investors in any class of Certificates to which Realized Losses that would otherwise be allocable to such class are allocated to another class or classes of Certificates should note the Class Certificate Balance of their class of Certificates in relation to the class or classes of Certificates to which such Realized Losses will be allocated as well as the Class Certificate Balances of any other class or classes of Certificates whose otherwise allocable Realized Losses will be allocated to that class. Among the classes of subordinated certificates, the Class M Certificates have a higher distribution priority than the Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

         The "Senior Credit Support Depletion Date" is the date on which the aggregate Class Certificate Balance of the subordinated certificates is reduced to zero.

         Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

         In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance and accrued interest of the Mortgage Loan exceeds the amount of net liquidation proceeds applied thereto.

         A "Liquidated Mortgage Loan" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

         "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

Optional Purchase of Defaulted Loans

         The master servicer may, at its option but subject to the conditions set forth in the pooling and servicing agreement, purchase from the issuing entity any Mortgage Loan which is delinquent in payment by 151 days or more. Any purchase shall be at a price equal to 100% of the Stated Principal Balance of the Mortgage Loan plus accrued interest on it at the applicable Mortgage Rate from the date through which interest was last paid by the related borrower or advanced (and not reimbursed) to the first day of the month in which the amount is to be distributed.

Optional Sale of Defaulted Mortgage Loans

         In addition to the procedures set forth under the heading "Servicing of Mortgage Loans -- Collection Procedures" in this free writing prospectus, the master servicer may also, in its discretion, as an alternative to foreclosure, sell a defaulted Mortgage Loan at fair market value to third parties, if the master servicer reasonably believes that such sale would maximize proceeds to the certificateholders in the aggregate (on a present value basis) with respect to that Mortgage Loan.

Special Foreclosure Rights

         The master servicer will not commence foreclosure proceedings with respect to a mortgage loan unless (i) no later than five business days prior to such commencement, it notifies the sponsor of its intention to do so, and (ii) the sponsor does not, within such period, affirmatively object to such action. If the sponsor timely and affirmatively objects to such action, then it will instruct the Master Servicer to hire three appraisal firms identified in the pooling and servicing agreement to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a "Fair Value Price"), in each case no later than 30 days from the date of the sponsor's objection. Subject to certain provisions in the pooling and servicing agreement, the sponsor will, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the highest of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon.

         In the event that the master servicer determines not to proceed with foreclosure proceedings with respect to a mortgage loan that is 60 days' or more delinquent, prior to taking any action with respect to such mortgage loan the master servicer must promptly provide the sponsor with notice of such determination and a description of such other action as it intends to take with respect to such mortgage loan. The master servicer is not permitted to proceed with any such action unless the sponsor, does not, within five business days following such notice, affirmatively objects to the master servicer taking such action. If the sponsor timely and affirmatively objects to the master servicer's contemplated action, then it will instruct the master servicer to hire the three appraisal firms identified in the pooling and servicing agreement to compute the fair value of the mortgaged property relating to the related mortgage loan utilizing the Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report, in each case no later than 30 days from the date of the sponsor's objection. The sponsor will, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan and the related mortgaged property at an amount equal to the highest of the three Fair Value Prices determined by such appraisal firms plus accrued and unpaid interest thereon.

         Notwithstanding anything in this free writing prospectus to the contrary, the sponsor shall not be entitled to any of its rights described in this free writing prospectus with respect to a mortgage loan following its failure to purchase such mortgage loan and the related mortgaged property (at the highest of the three Fair Value Prices respectively determined by such appraisal firms as set forth above) during the time frame set forth in the pooling and servicing agreement following its objection to the master servicer action.

Optional Termination

         The sponsor will have the right to purchase all remaining Mortgage Loans and REO Properties in the issuing entity and thereby effect early retirement of all the certificates, on any Distribution Date on or after the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in the issuing entity is less than or equal to 10% of the sum of (i) the aggregate Stated Principal Balance of the Closing Date Mortgage Loans as of the initial cut-off date and (ii) any amount deposited in the Pre-funding Account on the closing date (the "Optional Termination Date").

         In the event the option is exercised by the sponsor, the purchase will be made at a price equal to the sum of:

         o 100% of the Stated Principal Balance of each Mortgage Loan in the issuing entity (other than in respect of REO Property) plus one month's accrued interest thereon at the applicable Net Mortgage Rate, and

         o the appraised value of any REO Property (up to the Stated Principal Balance of and accrued and unpaid interest on the related Mortgage
            Loan) in the issuing entity.

         Notice of any termination, specifying the Distribution Date on which related certificateholders may surrender their certificates for payment of the final distribution and cancellation, will be given promptly by the trustee by letter to related certificateholders mailed not earlier than the 10th day and no later than the 15th day of the month of the final distribution. The notice will specify (a) the Distribution Date upon which final distribution on related certificates will be made upon presentation and surrender of the certificates at the office therein designated, (b) the amount of the final distribution, (c) the location of the office or agency at which the presentation and surrender must be made, and (d) that the Record Date otherwise applicable to the Distribution Date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office therein specified.

         In the event a notice of termination is given, the master servicer will cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the certificates. At or prior to the time of making the final payment on the certificates, the master servicer as agent of the Trustee will sell all of the assets of the issuing entity to the sponsor for cash. Proceeds from a purchase will be distributed to the certificateholders in the priority described above under "-- Distributions" and will reflect the current Class Certificate Balance and other entitlements of each class at the time of liquidation.

         The proceeds from any sale in connection the exercise of the option may not be sufficient to distribute the full amount to which each class of certificates is entitled if the purchase price is based in part on the appraised value of any REO Property and that appraised value is less than the Stated Principal Balance of and the accrued and unpaid interest on the related Mortgage Loan. Any purchase of the Mortgage Loans and REO Properties will result in an early retirement of the certificates. At the time of the making of the final payment on the certificates, the trustee shall distribute or credit, or cause to be distributed or credited, to the holder of the Class A-R Certificates all cash on hand related to the Class A-R Certificates, and the issuing entity will terminate at that time. Once the issuing entity has been terminated, certificateholders will not be entitled to receive any amounts that are recovered subsequent to the termination.

         Any Carryover Shortfall Amounts remaining unpaid when the certificates are retired will be extinguished.

Events of Default; Remedies

         In addition to the Events of Default described in the prospectus, an Event of Default will consist of the failure by the master servicer to reimburse, in full, the trustee not later than 6:00 p.m., New York City time, on the Business Day following the related Distribution Date for any Advance made by the trustee together with accrued and unpaid interest. If the master servicer fails to make the required reimbursement, so long as the Event of Default has not been remedied, the trustee may terminate the master servicer without the consent of the certificateholders. Additionally, if the master servicer fails to provide certain information or perform certain duties related to the depositor's reporting obligations under the Exchange Act with respect to the issuing entity, the depositor, may, without the consent of any of the certificateholders terminate the master servicer.

Voting Rights

            As of any date of determination:

         o the Class X Certificates will be allocated 1% of all voting rights in respect of the certificates (collectively, the "Voting Rights") for a total of 1% of the Voting Rights, and

         o the other classes of certificates will be allocated the remaining Voting Rights in proportion to their respective outstanding Class Certificate Balances.

         Voting Rights will be allocated among the certificates of each class pro rata based on the certificate balances of the certificates of that class.